Exhibit 99.1

Zynex Announces 2012 Year End Results

LONE TREE, Colo. – March 14, 2013 - Zynex, Inc. (OTCQB: ZYXI), a provider and developer of non-invasive medical devices for electrotherapy and stroke rehabilitation, neurological diagnosis and cardiac monitoring, announces its year end 2012 financial results.

The Company’s net revenue increased 16% to $39,666,000 for 2012 from $34,148,000 for 2011. The Company’s 2012 revenue was driven by its Zynex Medical subsidiary, in which the Company continued to see strong demand for its electrotherapy products. The Company generated 2012 net income of $1,553,000, or $0.05 per share, versus 2011 net income of $1,564,000 or $0.05 per share.

The Company reported a gross profit of $30,896,000, or 78% of net revenue, for 2012, as compared to a gross profit of $26,777,000, or 78% of net revenue, for 2011.

The Company reported Selling, General and Administrative (SG&A) expenses of $28,159,000, or 71% of net revenue, for 2012, as compared to $23,676,000, or 69% of net revenue, for 2011. Increases in the Company’s SG&A expenses during 2012 were primarily attributable to sales and marketing (related to sales commissions based on the 16% increase in net revenue and headcount added to expand the Company’s direct sales force) and increased investments made in the Company’s Zynex NeuroDiagnostics and Zynex Monitoring Solutions subsidiaries.

The Company generated 2012 income from operations of $2,737,000, income before income taxes of $2,336,000 and net income of $1,553,000, versus 2011 income from operations of $3,101,000, income before income taxes of $2,644,000 and net income of $1,564,000. The Company’s net revenue was at the top of its outlook for 2012, and net income per diluted share was slightly below the Company’s 2012 outlook.

Thomas Sandgaard, CEO stated: “The last several years we focused on building our core Zynex Medical revenue base, through the aggressive addition of a direct and indirect sales force and necessary investments in our billing infrastructure. We believe our revenue has reached a point of critical mass, in which we now expect to improve profitability and free cash flow. We made certain operational improvements during the latter part of 2012, which resulted in fourth quarter selling, general and administrative expenses as a percentage of net revenue of 66%. This compares to our year to date 2012 selling, general and administrative expenses as a percentage of net revenue of 71% and year to date 2011 selling, general and administrative expenses as a percentage of net revenue of 69%. We believe the reductions in our selling, general and administrative expenses will continue into 2013.”

Mr. Sandgaard commented further: “Looking forward to 2013, we are evaluating additional products to add to our established distribution channel for both our Zynex Medical and Zynex NeuroDiagnostics subsidiaries and are in the process of expanding our presence in international markets. Our Zynex Monitoring Solutions subsidiary is progressing with clinical trials for our proprietary non-invasive blood volume monitoring device, which will run through most of 2013. We believe the potential end market for our non-invasive blood volume monitoring device could represent a significant opportunity if successful. During the fourth quarter of 2012, we established a new subsidiary, Zynex Billing and Consulting, to engage in medical billing and consulting for private medical practices. We believe our core medical billing knowledge allows us to leverage opportunities in the medical billing and consulting arena.”

Outlook:

The Company anticipates net revenues of between $41 million and $44 million for 2013 and net income per diluted share of between $0.06 and $0.09 for 2013.

Conference Call and Webcast Information:

Zynex, Inc. will host an earnings conference call and webcast at 9:00 a.m. MST (11:00 a.m. EST) today to discuss its 2012 year end results. Please note questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.

Webcast Information- http://www.visualwebcaster.com/event.asp?id=92462

Conference Call Information- 888-395-3227, pass-code 6491239

Highlights from the year ended 2012 consolidated financial statements:

(unaudited, amounts in thousands, except per share amounts)

	Year Ended December 31,
	2012	2011
Net revenue	$39,666	$34,148
Gross profit	30,896	26,777
Income from operations	2,737	3,101
Income before income taxes	2,336	2,644
Net income	1,553	1,564
Adjusted EBITDA (1)	3,597	4,126
Net income per share – diluted	$0.05	$0.05
Weighted average number of common shares outstanding – diluted	31,222,126	30,978,288

(1)	Reconciliation of unaudited U.S. Generally Accepted Accounting Principles (GAAP) Net income to Adjusted Earnings Before Interest Taxes Depreciation, and Amortization (Adjusted-EBITDA)

	Year Ended December 31,
	2012	2011
Net income	$1,553	$1,564
Interest expense and loss on extinguishment of debt	435	460
Income taxes	788	1,080
Depreciation and amortization	962	897
Change in value of contingent consideration	(31)	—
Deferred rent	(296)	(221)
Stock-based expense	186	346

Adjusted EBITDA	$3,597	$4,126

About Zynex

Zynex (founded in 1996), operates under three primary business segments; Zynex Medical, Zynex NeuroDiagnostics and Zynex Monitoring Solutions. Zynex Medical engineers, manufactures, markets and sells its own design of electrotherapy medical devices for electrotherapy, used for pain management and rehabilitation. Zynex Medical’s product lines are fully developed, FDA-cleared and commercially sold world-wide. Zynex NeuroDiagnostics, sells the company’s proprietary NeuroMove device designed to help stroke and spinal cord injury patients and is currently expanding into markets for EMG, EEG, sleep pattern, auditory and nerve conductivity neurological diagnosis devices through product development and acquisitions. Zynex Monitoring Solutions, currently in the development stage, was established to develop and market medical devices for non-invasive cardiac monitoring. For additional information, please visit: http://www.ir-site.com/zynex/default.asp.

Safe Harbor Statement

Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011.

Contact: Zynex, Inc. Anthony Scalese, CFO, 303-703-4906

ZYNEX, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2012	December 31, 2011
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$823	$789
Accounts receivable, net	12,224	10,984
Inventory	6,160	4,556
Prepaid expenses	243	293
Deferred tax asset	1,828	1,384
Other current assets	57	42

Total current assets	21,335	18,048
Property and equipment, net	3,851	3,422
Deposits	171	170
Deferred financing fees, net	98	145
Intangible assets, net	203	—
Goodwill	251	—

Total assets	$25,909	$21,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$5,906	$3,289
Current portion of notes payable and other obligations	144	131
Accounts payable	2,057	2,189
Income taxes payable	1,430	1,567
Accrued payroll and payroll taxes	899	702
Deferred rent	371	296
Current portion of contingent consideration	21	—
Other accrued liabilities	1,265	1,574

Total current liabilities	12,093	9,748
Notes payable and other obligations, less current portion	114	258
Deferred rent	785	1,156
Deferred tax liability	759	483
Warranty liability	20	—
Contingent consideration, less current portion	83	—

Total liabilities	13,854	11,645

Stockholders’ Equity:
Preferred stock; $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 31,148,234 (2012) and 30,816,631 (2011) shares issued and outstanding	31	31
Paid-in capital	5,453	5,096
Retained earnings	6,566	5,013

Total Zynex, Inc. stockholders’ equity	12,050	10,140

Noncontrolling interest	5	—
Total Stockholders’ equity	12,055	10,140

	$25,909	$21,785

ZYNEX, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

YEARS ENDED DECEMBER 31,

	2012	2011
	(UNAUDITED)
Net revenue:
Rental	$8,917	$9,892
Sales	30,749	24,256

	39,666	34,148

Cost of revenue:
Rental	1,283	1,842
Sales	7,487	5,529

	8,770	7,371

Gross profit	30,896	26,777
Selling, general and administrative expense	28,159	23,676

Income from operations	2,737	3,101

Other income (expense):
Interest income	3	1
Interest expense and loss on extinguishment of debt	(435)	(460)
Other income (expense)	31	2

	(401)	(457)

Income before income taxes	2,336	2,644
Income tax expense	788	1,080

Net income	1,548	1,564
Plus: Net loss – noncontrolling interest	5	—

Net income – attributable to Zynex, Inc.	$1,553	$1,564

Net income per share – attributable to Zynex, Inc.:
Basic	$0.05	$0.05

Diluted	$0.05	$0.05

Weighted average number of common shares outstanding:
Basic	31,062,428	30,750,108

Diluted	31,222,126	30,978,288

ZYNEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

YEARS ENDED DECEMBER 31,

	2012	2011
	(UNAUDITED)
Cash flows from operating activities:
Net income	$1,548	$1,564
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	864	806
Change in the value of contingent consideration	(31)	—
Provision for losses on accounts receivable	485	1,190
Amortization of intangible assets	48	—
Amortization of financing fees	50	91
Issuance of common stock for services	20	79
Provision for obsolete inventory	573	149
Deferred rent	(296)	(221)
Employee stock-based compensation expense	166	267
Deferred tax benefit	(168)	(295)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(1,725)	(4,865)
Inventory	(2,070)	(1,046)
Prepaid expenses	50	(148)
Deposits and other current assets	(12)	3
Accounts payable	(132)	876
Accrued liabilities	(112)	724
Income taxes payable	(137)	464

Net cash used in operating activities	(879)	(362)

Cash flows from investing activities:
Purchases of equipment and inventory used for rental	(1,321)	(1,267)
Cash paid for domain name	(18)	—
Cash paid for acquisition of NeuroDyne (Note 5)	(245)	—

Net cash used in investing activities	(1,584)	(1,267)

Cash flows from financing activities:
Net borrowings on line of credit	2,617	2,019
Deferred financing fees	(2)	(147)
Payments on notes payable and capital lease obligations	(131)	(104)
Issuance of common stock	13	48

Net cash provided by financing activities	2,497	1,816

Net increase in cash	34	187
Cash at the beginning of the period	789	602

Cash at the end of the period	$823	$789

Supplemental cash flow information:
Interest paid	$352	$411
Income taxes paid (including interest and penalties)	$1,127	$911
Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through note payable and capital lease	$—	$73
Common stock issuances for business acquisition	$158	$—
Increase in contingent consideration for business acquisition	$135	$—
Contribution of property and equipment by noncontrolling interest	$10	$—